UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 25, 2026
Carlyle Private Equity Partners Fund, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56746	33-3814841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Ave., N.W., Suite 220 South Washington, DC		20004
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (202) 729-5626

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.
☐

Item 3.02. Unregistered Sales of Equity Securities.
On February 2, 2026, Carlyle Private Equity Partners, L.P. (the “Fund”) sold unregistered limited partnership units (the
“Units”) to certain investors for aggregate consideration of approximately $12.7 million.
The following table provides details on the Units sold to investors by the Fund:

Class	Number of Units Sold(1,2)	Aggregate Consideration(2)
Class E-I	432,020	$12,170,000
Class C (3)	17,428	$500,000
__________
(1)The number of Units sold by the Fund was finalized on February 25, 2026, following the calculation of the Fund’s Transactional Net Asset Value
(“Transactional NAV”) per Unit for each class of the Fund as of January 31, 2026. The purchase price for each Unit sold by the Fund on February 2,
2026, was equal to the Transactional NAV per Unit for the applicable class as of January 31, 2026. Refer to Item 8.01 below for information on the
Fund’s Transactional NAV.
(2)Unit and dollar amounts are rounded to the nearest whole number.
(3)Represents Class C Units purchased by an affiliate of the Fund’s general partner, CPEP GP, LLC (the “General Partner”).
The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder. The Units were sold to investors, including through CPEP Feeder, L.P. (the “Feeder”), a Delaware limited partnership for certain investors with particular tax characteristics, such as certain U.S. tax-exempt investors and certain
non-U.S. investors.
Item 8.01. Other Events.
Transactional Net Asset Value
The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process is included under “Item 1(c). Description of Business—Valuation” and
“Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Valuation
Policy” in Amendment No. 2 to the Fund's Registration Statement on Form 10, filed with the Securities and Exchange
Commission on August 6, 2025 (the “Registration Statement”). Transactional NAV is based on the month-end values of the
Fund’s investments and other assets (including cash and cash equivalents) and the deduction of any respective liabilities, including certain fees and expenses (such as the Incentive Allocation and Management Fee, as applicable to the respective class), in all cases as determined in accordance with the valuation policy that has been approved by the Fund’s board of directors. During the first twelve months following the Initial Closing on October 1, 2025, the Investment Advisor is limiting the Fund’s Specified Expenses to 0.60% of net assets (annualized). To achieve this, the Investment Advisor may waive a portion of its management fees and/or absorb or reimburse certain Fund expenses as needed. For the purposes of calculating
Transactional NAV, the Expense Support paid by the Investment Advisor will be reflected as a reduction to Transactional NAV in the month the Fund reimburses the Investment Advisor for such costs, provided that any reimbursement during the 12-month support period does not cause Specified Expenses to exceed the 0.60% limit; after that period, the limit no longer applies.
Servicing Fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are paid.
Definitions of Specified Expenses and Expense Support are included within “Item 2. Financial Information” of the Registration
Statement. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional
NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Total Transactional NAV as of January 31, 2026 is $59.5 million. The Transactional NAV per Unit for each class of the Fund outstanding as of January 31, 2026, is as follows:

	As of January 31, 2026
Class	Number of Units	Transactional NAV(1)
Class A-I	868,840	$28.21
Class A-S	29,000	$28.17
Class E-I	1,087,717	$28.17
Class E-S	11,050	$28.18
Class C	113,397	$28.69
___________
(1)Transactional NAV per Unit does not take into consideration any class-specific fees, expenses and other net assets and liabilities attributable to the classes at the Feeder.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Private Equity Partners Fund, L.P.

By:	/s/ Charles E. Andrews, Jr.
Name:	Charles E. Andrews, Jr.
Title:	Chief Financial Officer
Date: February 26, 2026